Exhibit T3A.38

[circular stamp:] PEDRO L. GUTIÉRREZ MORENO – NOTARY PUBLIC OF MADRID– [EMBLEM] – [LATIN TEXT]

DEED OF INCORPORATION OF THE COMPANY NAMED “INTRUM HOLDING SPAIN NEWCO, S.L.”.

UNIPERSONAL

NUMBER ONE HUNDRED AND NINETY-FOUR (194).

In Madrid, my residence, on the twenty-ninth of January two thousand and twenty-five. ————————————————————————————————————————————————————

Before me, PEDRO LUIS GUTIERREZ MORENO,          notary public of the Association of notaries public of this Capital,

—————————————————— APPEAR (S) ——————————————————

Ms. ANA SUÁREZ GARNELO, of legal age, of Spanish nationality, lawyer, with address for these purposes at calle Vía de los Poblados, number 3, Edificio

1, Parque Empresarial Cristalia, 28033 Madrid, and with DNI [ID] number 70.056.285-X. —

I IDENTIFY the appearing party by her identity document, as described above and exhibited, in accordance with the provisions of the Law of Notaries and its Regulations. —

—————————————————— REPRESENTING ——————————————————

In the name and on behalf of the company named “INTRUM HOLDING SPAIN, S.A.” UNIPERSONAL, domiciled at C/ Vía de los Poblados, 3 Edificio 1, Parque Empresarial Cristalia,      28033 (Madrid).

NIF [tax identification number] A86128147.

The company was incorporated, for an indefinite period of time, as a limited liability company, under the name ‘LINDORFF HOLDING SPAIN, S.A.U.’ by deed executed before the notary public of Madrid, Mr. Luis Jorquera Garcia, on 24 January 2011, with protocol number 140, registered in the Commercial Registry of Madrid, in Volume 28,461, Folio 126, section 8, page number M-512,458, 1st registration; transformed into a public limited company by deed executed before the notary public of Madrid Mr. Luis Jorquera García, on 8 April 2015, with protocol number 951, registered in the Commercial Registry of Madrid on 14 April 2015, in volume 28,461, Folio 139, Section 8, Page M-512458, 21st registration; changed its name to “INTRUM HOLDING SPAIN, S.A.U.” by decision of the sole shareholder dated 12 December 2018, in public deed in Madrid, on 18 December 2018, before the notary public Mr. Pedro Luis Gutierrez Moreno, under protocol number 3.110, duly registered in Commercial Registry. ——

The company’s main corporate purpose is the activity of debt collection agency, credit information, financial analysis, and purchase and collection of debt portfolios and related businesses. ————————

He states that the details of his represented company, relating to identification, address and corporate purpose, are stated in preceding paragraphs and have not changed. —————————————

[circular stamp:] PEDRO L. GUTIÉRREZ MORENO – NOTARY PUBLIC OF MADRID– [EMBLEM] – [LATIN TEXT]

I, the notary public, in compliance with the provisions of article 23, paragraph 4, of the Notaries Act, as amended by Law 11/2021, of 9 of July, on measures to prevent and combat tax fraud, have verified that the company’s NIF [tax ID number] does not appear as a revoked NIF by means of consultation through the means enabled through the Integrated Notarial Management System (Signo) platform, proof of which is attached to this matrix. ————————————————

He makes use for this act of the express powers conferred to him by resolution of the board of directors of the company, dated 27 January 2025, executed public deed dated today, by himself, as Secretary of the Board, with a current position and registered before me, prior to the present, which in my opinion is sufficient in that he has the powers to incorporate the company covered by this deed, appoint and accept positions, and other complementary acts. —————

The appearing party assures the validity of their faculties, as well as that the legal capacity of the represented party has not changed. —

For the purposes set forth in article 160.f) of the Capital Companies Law, the appearing party declares that the funds used for the incorporation of the company that is the object of this deed do not constitute essential assets for the company. ————————————

COMPLIANCE WITH LAW 10/2010.- I, the Notary, hereby expressly state that I have complied with the obligation to identify the beneficial owner imposed by Law 10/2010, of 28 April, by consulting the database of beneficial ownership of the Integrated Notarial Management System (Signo) platform. The appearing party declares that the information contained in the said consultation is still valid and unchanged, and that the aforementioned points are recorded in a deed authorised in Madrid, by the notary public Mr. F. Javier Barreiros Fernández, on 3 April 2019, with protocol number 983.

He has, in my opinion, as representative, capacity for this grant, and to that effect,

——————————————— HEREBY STATES ————————————————

That it is the intention of the company “INTRUM HOLDING SPAIN, S.A.U.” to incorporate a limited liability company. ——————

To this effect, in compliance with the provisions of article 3 of Law 18/2022, of 28 September, on the creation and growth of companies, I, the notary, have advised of the advantages of using the Points of Attention for Entrepreneurs (PAE) and the Information Centre and Business Creation Network (CIRCE), for their incorporation and the completion of other procedures linked to the start-up of their activity In particular, I hereby inform you of each of the points referred to in the second paragraph of the aforementioned precept, of which the interested party declares that it is aware and insists on this granting, and to this effect. ————

[circular stamp:] PEDRO L. GUTIÉRREZ MORENO – NOTARY PUBLIC OF MADRID– [EMBLEM] – [LATIN TEXT]

——————————————————————GRANT —————————————————————

FIRST: The company “INTRUM HOLDING SPAIN, S.A.U.”, duly represented, constitutes a Limited Liability Company, of a UNIPERSONAL nature, with the name “INTRUM HOLDING SPAIN NEWCO, S.L.”, whose object, registered office, capital, duration, management and representation bodies and other circumstances are set out in the articles of association which are delivered to me and which I leave attached to this matrix, on four sheets of plain paper, and which have been previously read by the person appearing, as intervening, who hereby approves and ratifies them in all their parts. ———

I, the notary, in compliance with the provisions of article 23 of the Law on Notaries, as amended by Law 11/2021 of 9 July, on measures to prevent and combat tax fraud, will request the tax identification number of the company hereby incorporated, which result I will attach to this schedule. ————

SECOND.- The Share Capital, fully paid up, amounts to the sum of THREE THOUSAND EUROS (3,000.00) represented by THREE THOUSAND (3,000) equal shareholdings, cumulative and indivisible, with a nominal value of ONE EURO (€1.00) each, numbered sequentially from 1 to 3,000, both inclusive.

SUBSCRIPTION AND PAYMENT - All of these shares are subscribed by the founding company, “INTRUM HOLDING SPAIN, S.A.U.”, and their nominal value is paid up by means of monetary contributions. —————————————————

The aforementioned disbursement is proved with the pertinent bank certificate that is delivered to me with a copy to this parent company. ———————————————

THIRD.- It is hereby accredited, in accordance with registry legislation, that there is no company with the same name as the company being incorporated, by means of the appropriate certificate from the names section of the Central Commercial Registry signed by the Registrar with his electronic signature recognised in accordance with Law 24/2001, which I, the notary public, leave attached to this matrix. —

FOURTH - The founding company, giving this act the character of a Universal General Meeting, opts for one of the statutory systems of administration, specifically the system of BOARD OF DIRECTORS, and consequently appoints the following persons as DIRECTORS of the company: ———————

•	Mr. ENRIQUE TELLADO NOGUEIRA, of full age, of Spanish nationality, with business address at calle Vía de los Poblados 3, 28033 Madrid and DNI [ID] number 33316316-B. ——————

•	Mr. JORGE FARIÑA VILLAVERDE, of full age, of Spanish nationality, with his place of business at Calle Vía de los Poblados 3, 28033 Madrid and with DNI number 35292817-F. ——————

[circular stamp:] PEDRO L. GUTIÉRREZ MORENO – NOTARY PUBLIC OF MADRID– [EMBLEM] – [LATIN TEXT]

•	Mr. JAVIER ARANGUREN DELGADO, of legal age, of Spanish nationality, with business address at calle Vía de los Poblados 3, 28033 Madrid and DNI number 44580043-V. ——————

The Directors appointed shall accept their posts at the first meeting of the Board of Directors. ———————————————————

FIFTH. - The administrative body, even if the Company has not yet been registered, may exercise its powers from the statutory date of commencement of corporate activities, within its sphere of action, as provided for in the Articles of Association and in the legal provisions. ————————

SIXTH - accordance with the provisions of the Regulations of the Commercial Registry, partial registration of this deed and of the Articles of Association is expressly requested, in the event that any of its clauses or stipulations should, in the opinion of the competent Commercial Registry, be defective in any way. ——————

SEVENTH. - For tax purposes, exemption is requested for the company incorporation formalised in this deed from the concept of corporate operations in accordance with the provisions of Article 45.1B.11 of the revised text of the Tax on Transfer of Assets and Documented Legal Acts, as amended by Royal Decree 13/2010 of 3 December. ———

GRANTING AND AUTHORISATION

Having made the legal reservations and warnings, including the compulsory registration of this deed in the Commercial Registry; those of a fiscal nature, relating to the period of thirty working days within which this document must be presented for liquidation; the liability that will be incurred in the event that the presentation is not made and the consequences of all kinds that would derive from the inaccuracy of the declarations of the appearing parties. —————

Likewise, in accordance with the provisions of article 249 of the Notarial Regulations, I hereby give notice of my duty to make the entry of the presentation of this deed by means of an electronic copy, and the interested parties declare that they will not make use of this service procedure.

PROTECTION OF PERSONAL DATA. The personal data of the participants will be processed by the authorising notary, whose contact details are given in this document.

The purpose of the processing is to carry out the activities of the notary public function, including compliance with the obligations arising from the regulations on the prevention of money laundering and the financing of terrorism. For the latter purpose, the competent public administrations may carry out automated decisions, authorised by law, including profiling. Likewise, the data will be processed by Notary’s Office for invoicing and management purposes. —————————————

[circular stamp:] PEDRO L. GUTIÉRREZ MORENO – NOTARY PUBLIC OF MADRID– [EMBLEM] – [LATIN TEXT]

For the aforementioned purposes, the data communications will be carried out as provided for at the Law of the Public administrations competent. ————————

If requested, personal data may be used to carry out the requested administrative handling or processing of documents and on the basis of the contractual relationship of the commissioned service. The provision of data for this purpose is necessary for the performance of the services commissioned. In this case, the personal data will be communicated to the Public Administrations before whom said management or processing is performed. Additionally, the data will be communicated to financial institutions for the management of collections. ———————

The data will be kept for as long as the contractual relationship for the provision of services is maintained and, even afterwards, until the possible liabilities that may arise from it expire, and for as long as required by applicable regulations.

In the event that he/she provides the personal data of a third party, the transferor undertakes, under his sole responsibility, to have previously obtained the consent of that person for his data to be processed by the Notary’s Office and must have informed them of all the provisions of this clause and of Article 14 of the General Data Protection Regulation. ——————————————

The Data Protection Officer is Picón y Asociados Abogados, and their contact details are published at the Notary’s office. Participants have the right to request access to their personal data, its rectification, deletion, portability, and limitation of its processing, as well as to oppose its processing. In the event any breach of rights, a complaint may be lodged with the Spanish Data Protection Agency (AEAT), whose contact details can be found at www.aepd.es. ———————————

Data subjects have the right to request access to their personal data, its rectification or deletion, as well, in the cases legally foreseen, the limitation of its processing, to oppose its processing, and its portability. In the event of any possible infringement of their rights, they may lodge a complaint with the Spanish Data Protection Agency. ———————————————————————

This is what is said and granted by the undersigned, after having read the present deed for themselves, according to their own assurances, making use of their right of which I have given notice. ——————————————————————

[circular stamp:] PEDRO L. GUTIÉRREZ MORENO – NOTARY PUBLIC OF MADRID– [EMBLEM] – [LATIN TEXT]

And I, the Notary, certify that the consent of the parties appearing has been duly informed and freely expressed, that the grant is in accordance with the law in force, and of everything else contained in this public instrument, the digital version of which is filed within the regulatory period under the same number in the corresponding electronic protocol which is signed with me and is drawn up on six sheets of stamped paper for notarial use only, the present one and the five preceding ones, all of which are correlative in order and of the same series. —— The signature of the appearing party. ———————————————————

Signed by. PEDRO L. GUTIÉRREZ MORENO, initialled and stamped.

DILIGENCE: I, the authorising Notary Public, hereby place on record that I hereby incorporate the document relating to the communication accrediting the tax identification code (CIF.) of the company hereby constituted, which is a faithful reproduction of the original in electronic format issued and sent to me, the Notary Public, by the AEAT, in accordance with the provisions of current legislation, both fiscal articles 35.4, 92.3 and the sixth Additional Provision of Law 58/2003, of 17 December, General Taxation; letter a), of number one of subsection two of section twelfth of Order

HAC/2567/2003, of 10 December 2003 and the Agreement of 23 June 2005, signed between the State Tax Administration Agency and the General Council of Notaries; as well as on electronic documents and signatures (article 3 of Law 59/2003, of 19 December 2003, on electronic signatures and articles 106 et seq. Law 24/2001, of 27 December). ———

And, in proof and conformity to all legal effects, I incorporate this document on paper to the present with the value of testimony, under the provisions of Article 113 of Law 24/2001, of 27 December. —————

To the full content of this document, drawn up on the present sheet of stamped paper for exclusive notarial use, following the matrix on which it is based, in Madrid, on the twenty-ninth of January two thousand and twenty-fifth, I ATTEST. ———————————

Signed and stamped by: Pedro L. Gutiérrez Moreno. ———————————

ATTACHED DOCUMENTS —————————————————————————————————————

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[circular stamp:] PEDRO L. GUTIÉRREZ MORENO – NOTARY PUBLIC OF MADRID– [EMBLEM] – [LATIN TEXT]

CSV: 12814001-INC-24200409-INR-68026140

[emblem:] Central Commercial Registry

Denominations Section

CERTIFICATE NO. 24200409

Mr. José Miguel Masa Burgos,	Central Commercial Registrar,
I certify on the basis of the interested party for:

Mr/s. INTRUM HOLDING SPAIN, SA,                    that your request was submitted to the Digital Journal dated 05/12/2024, entry 24202403 and also that, having carried out the relevant search in the database,

I CERTIFY: That the name is NOT REGISTERED as follows

### INTRUM HOLDING SPAIN NEWCO, SOCIEDAD LIMITADA ###

Consequently, the aforementioned COMPANY NAME is RESERVED in favour of the interested party, for a period of six months from the date indicated below, in accordance with the provisions of article 412.1 of the Commercial Registry Regulations.

Madrid, fifth of December two thousand and twenty-four.

The foregoing certificate is signed by the above-mentioned Registrar, with his recognised electronic signature, created and developed in accordance article 108 and following those of Law 24/2001 of 27 December 2001 and concordant provisions.

This document can be verified using the CSV above at the URL http://www.rmc.es/csv.

*

NOTE: This certificate shall be valid, for the purposes of granting a deed, for THREE MONTHS from the date of issue, in accordance with the provisions of article 414.1 of the Commercial Registry Regulations.

ARTICLES OF ASSOCIATION OF INTRUM HOLDING SPAIN NEWCO, S.L.U.

TITLE I

GENERAL PROVISIONS

ARTICLE 1.-COMPANY NAME

The present company, of Spanish nationality, is named “INTRUM HOLDING SPAIN NEWCO, S.L.U.” (hereinafter, the “Company”) and shall be governed by these bylaws and by Royal Legislative Decree 1/2010, of 2 July, which approves the Consolidated Text of the Capital Companies Act (hereinafter, the “Capital Companies Act”).

ARTICLE 2.- OBJECT OF THE COMPANY

Holding company of companies engaged in:

(a)	The provision of debt collection services, credit information, financial analysis, purchase and collection of debt portfolios and related businesses.

(b)

Provision of all kinds of services related to the administration, custody, management, operation and marketing of real estate, as well as the administration and management of financial assets and the custody of related documentation.

(c)

Urban development, subdivision, construction, promotion and rehabilitation, as well as planning, management, discipline and execution activities that be carried out at the request of individuals by means of any of the forms established by law, either on its own account or on behalf of third parties, of all types of real estate.

(d)	Mediation in the direct sale or auction of real estate, individual financial assets and credit portfolios for its own account or for the account of third parties.

(e)	The organisation, management, administration and operation of all types of auctions and other events and exhibitions of similar nature or purpose of movable property, real estate and financial assets.

(f)	The provision of management and administration services to companies or entities with an identical or similar purpose, whether owned by the Company or by third parties.

(g)

The provision of logistical services necessary for the proper operation of the buildings, including janitorial services, cafeteria and even transport services, administrative and accounting management services. Provision of comprehensive property management services for buildings.

(h)	The development, implementation and management of websites, computer systems and tools for the publication, marketing and commercialisation of real estate assets and services.

The CNAE [National Classification of Economic Activities] code of the main activity is: 6420.

These activities may be carried on by the company, in whole or in part, either directly or indirectly through the ownership of shares or holdings in other entities with an identical or analogous object, or by any other means permitted by law.

All the activities included in the corporate purpose shall be carried out by the appropriate professionals with the official qualifications required in each case.

The Company shall only be an intermediary company in relation to those of the aforementioned activities which, in accordance with Law 2/2007 on Professional Companies, are considered to be professional activities. Excluded from the corporate purpose are those activities reserved by law to certain types of companies, as well as those for which authorisation or authorisation is required which the Company does not have and, specifically and expressly, those activities which are regulated in the Securities Market Law and in the Law on Collective Investment Institutions.

If any of the activities included in the corporate purpose are reserved or are reserved by law to certain categories of professionals, they must be carried out through a person holding the required qualifications, the corporate purpose being the intermediation or coordination of such services.

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[circular stamp:] PEDRO L. GUTIÉRREZ MORENO – NOTARY PUBLIC OF MADRID– [EMBLEM] – [LATIN TEXT]

ARTICLE 3.- COMPANY ADDRESS

The address of the Company is fixed at C/ Via de los Poblados, 3 Edificio 1, Parque Empresarial Cristalia, 28033, Madrid.

The Administrative Body shall be the competent body to decide on the transfer of the registered office within the national territory, as well as to decide on the creation, suppression or transfer of branches, agencies, representative offices or delegations, both within the national territory and abroad, which the development of the activity of the Company makes necessary or appropriate.

ARTICLE 4.- DURATION

The duration of the Company is for an indefinite period, having commenced operations on the date of execution of the public deed of incorporation. The Company may be dissolved at any time in accordance with Articles of Association and the law.

TITLE II

SHARE CAPITAL AND (OWNERSHIP) INTERESTS ARTICLE

ARTICLE 5.

The share capital is THREE THOUSAND EUROS (€ 3,000), divided into 3,000 shares, numbered sequentially from 1 to 3,000, both inclusive, with a nominal value of ONE EURO (€1) each, cumulative and indivisible. The share capital is fully subscribed and paid up.

ARTICLE 6.- SHARES

The shares shall confer the same rights on the members, shall not have the character of securities, may not be represented by certificates or book entries, and may not be called shares.

ARTICLE 7.-TRANSFER OF SHARES

7.1. General rules

1. The voluntary transfer by inter vivos transaction of shares belonging to a shareholder who is personally obliged to perform ancillary services to shares to which such an obligation is attached shall require the authorisation of the company as provided for in article 88 of the Law.

2. The rules laid down in paragraphs 7.2, 7.3 and 7.4 of this article shall apply to the transfer of the right of pre-emption of new shares.

3. The transfer of shares shall be done in accordance with the law. Their acquisition by whatever means must be notified in writing to the company for entry in the register of members.

4. The transfers of shares which do not comply with the provisions of these Articles of Association and the law, insofar as applicable, shall be of no effect for the Company.

5. The company may not acquire its own shares, except in the cases provided for in article 140 of the Law.

7.2. Voluntary inter-live transmission

1. The transfer of shares by inter vivos acts between members shall be free, as shall the transfer of shares in favour of the spouse, ascendant or descendant of the member in favour of companies belonging to the same group as the transferor (for the purposes of this rule the concept of ‘group’ shall be understood in accordance with article 42 of the Commercial Code).

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2. In other cases, the rules established in article 107.2 of the Law shall apply.

7.3. Compulsory transfer

In the event of auction or adjudication of company shares as a consequence of any compulsory execution or enforcement procedure, the shareholders - and failing this the company - may be subrogated in the place of the auctioneer or the adjudicating creditor, until the auction or adjudication is final, in the manner provided for in article 109 of the Law; if the subrogated party is the company, it must redeem or dispose of the shares acquired in the manner and in the places provided for in article 141 of the LSC [Capital Companies Act].

ARTICLE 8.- REGISTER OF MEMBERS AND MEMBERS’ DETAILS

The company shall keep a register of members, to be completed electronically, in which the original ownership and successive transfers, voluntary or compulsory, of shares in the company, as well as the creation of rights in rem and other encumbrances thereon, shall be recorded. Each entry shall indicate the identity, nationality and domicile of the holder of the shareholding or of the right or encumbrance constituted. Any member may examine this book, which shall be kept and maintained by the administrative body. Shareholders and holders of rights in rem or encumbrances on company shares are entitled to obtain certificate of the shares, rights or encumbrances registered in their name. The personal details of shareholders may be changed at their request and shall not in the meantime have any effect vis-à-vis the company.

Shareholders residing abroad must inform the company, for entry in the register of shareholders, of an address in Spain for the purpose of receiving notifications from the company.

Communications between the company and the members, including the sending of documents, applications and information, may be made by electronic means. Members must inform the company of the e-mail address designated for this purpose, for entry in the register of members.

ARTICLE 9.- ACTUAL RIGHTS ON THE HOLDINGS

9.1 Usufruct

In the case of a usufruct of shares, the bare owner shall be a shareholder, but the usufructuary shall in any case be entitled to the dividends agreed by the company for the duration of the usufruct. The exercise of the other rights deriving from the status of shareholder rests with the bare owner.

9.2 Pledge

In the case of a pledge of shares, the owner of the shares is the shareholder.

TITLE III BODIES OF THE COMPANY

ARTICLE 10.-SOCIAL BODIES

The Company shall be governed and administered by the General Meeting of Shareholders and by the Administrative Body.

ARTICLE 11.- POWERS OF THE GENERAL MEETING

The members, meeting in a General Meeting, shall decide by legal majority or, where appropriate, by the majority established in the Articles of Association if there is a dissenting majority, matters within the competence of the General Meeting. All members, including dissidents and those not attending, shall be subject to the resolutions of the General Meeting, without prejudice to the right of separation which, where appropriate, may correspond to them.

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[circular stamp:] PEDRO L. GUTIÉRREZ MORENO – NOTARY PUBLIC OF MADRID– [EMBLEM] – [LATIN TEXT]

It is the duty of the General Meeting to deliberate and pass resolutions on the matters listed in article 160 of the current Capital Companies Act.

ARTICLE 12.-CONVOCATION OF THE MEETING AND MANNER OF CONVENING

12.1 Form of the convocation

Notice of both ordinary and extraordinary general meetings shall be given by means of individual written notification by any of the following means: (i) registered letter with acknowledgement of receipt or fax with acknowledgement of receipt addressed to all members at the address designated for this purpose or, failing this, to the address stated in the company’s documentation or (ii) by e-mail to the address indicated by each member. (ii) by e-mail to the address indicated by each member, with acknowledgement of receipt by another e-mail or receipt report.

12.2. Deadline and content of the convocation

There must be a period of at least fifteen days between the sending of the last notice and the date set for the holding of the meeting, except in the case of mergers or spin-offs and any other cases in which the law requires a different period. The notice shall contain the name of the company, the date, time and place of the meeting, the position of the person or persons calling the meeting, as well as the, and shall state with due clarity the matters to be discussed and the other information required by law depending on the matters to be dealt with. If the place of the meeting is omitted, it shall be understood that the meeting is convened to be held at the registered office. In the case of members residing abroad, the notice of meeting shall be sent to the address in Spain which they must have recorded in the register book or to the e-mail address they have designated if they have accepted this means of communication.

In the event that remote participation of shareholders in the general meeting is permitted, by videoconference or analogous telematic means that duly guarantee the identity of the subject, or remote voting, the notice of meeting shall state, in addition to the above, the places, forms and modes of exercising the rights of shareholders that enable the meeting to be conducted in an orderly manner.

The general meeting may also be called to be held exclusively by telematic means, without the physical or in-person attendance of the shareholders or their representatives, in accordance with the provisions of the Law. In this case, the notice of call shall inform of the formalities and procedures to be followed for the registration and drawing up of the list of attendees, for the exercise by the latter of their rights and for the proper reflection in the minutes of the proceedings of the meeting.

The regulations laid down in the legislation in force for specific cases or specific matters, both with regard to the method or form of convening the general meeting and to the notice of the meeting and any other procedural requirements of similar significance, shall remain unaffected.

ARTICLE 13.-PRESIDENT AND SECRETARY OF THE MEETING

The President and Secretary at each General Meeting shall be those who hold those offices on the Board of Directors. In the absence thereof, the President shall be replaced by the Vice-President who, in order of precedence, shall be replaced by the Secretary, and the Deputy Secretary. In the absence of the aforementioned, the President and Secretary for the aforementioned General Meeting shall be those elected by the attendees at the beginning of the meeting.

ARTICLE 14.- UNIVERSAL MEETING

The Generald Meeting shall be validly constituted to deal with any matter, without the need for prior notice, provided that all the share capital is present or represented and the attendees unanimously accept the holding of the meeting and the Agenda for the same. The Meeting may be held anywhere in Spain or abroad.

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ARTICLE 15.- MANNER OF ADOPTING RESOLUTIONS AT THE MEETING

Each item on the agenda shall be voted on individually, by roll call and in public. In any, even if they appear under the same item on the agenda, they shall be voted on separately:

(a) The appointment, ratification, re-election or removal of each of the directors.

(b) In the case of amendment of statutes, each of the articles or groups of articles which have their own autonomy.

ARTICLE 16.-ADOPTION OF RESOLUTIONS BY THE GENERAL MEETING

Resolutions shall be adopted by the majorities established in the current Capital Companies Act.

ARTICLE 17.- REPRESENTATION AT THE GENERAL MEETING

Any member may be represented at General Meetings by another member, any member of the administrative body, his spouse, ascendants or descendants, or any person who holds a general power of attorney conferred in a public document with authority to administer all the assets of the represented person in national territory, as well by any other person, even if he is not a member.

The proxy shall include all the shares held by the shareholder represented and must be conferred by means of a written authorisation signed by the absent shareholder, specifying the General Meeting at which he is to be represented. If this is not recorded in a public document, it must be special for each General Meeting. The proxy shall always be revocable and shall be revoked if the shareholder attends the General Meeting in person.

ARTICLE 18.- MANNER OF ORGANISING THE ADMINISTRATION

The company shall be managed and represented, as the geneeral meeting may decide, by a single director, by two or more joint or several directors, or by a board of directors consisting of not less than three nor more than twelve members, all them may not be members, but may be either natural persons or legal persons.

If there are more than two joint administrators, the power of representation shall be vested in and exercised jointly by any two of them.

The office of director, both as a director and for the performance of executive functions, shall be remunerated. The directors shall receive remuneration consisting of:

a) a fixed allowance in cash and, where appropriate, in kind;

b) variable remuneration to be calculated in accordance with the criteria for meeting the objectives established by the group;

c) termination benefits, provided that the termination was not due to a breach of the duties of a director.

The maximum amount of annual remuneration of all the directors shall be approved by the general meeting and shall remain in force until such time as its modification is approved.

Unless the general meeting so determines, the distribution of remuneration among the different directors shall be established by resolution of the board of directors, which shall take into account the functions and responsibilities attributed to each of the directors.

The remuneration established in this article shall be compatible with any other remuneration that may be claimed by the directors by virtue of a commercial or employment, which does not require a provision in the Articles of Association.

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[circular stamp:] PEDRO L. GUTIÉRREZ MORENO – NOTARY PUBLIC OF MADRID– [EMBLEM] – [LATIN TEXT]

ARTICLE 19.- THE BOARD OF DIRECTORS

19.1 Composition of the Board of Directors

If the administrative body is a board, the exact number of its members shall be fixed by the board meeting.

19.2 Functioning of the Administrative Board

The Board of Directors shall meet on such days as it may decide and whenever its President or the person acting in his stead so decides and shall meet at least once a quarter.

Meetings of the Board of Directors shall be held at the registered office of the Company or at such other place in Spain or abroad as may be specified in the notice of meeting.

If directors representing at one third of the members of the Board request the meeting to be called and, without just cause, it has not been held within one month, the meeting may be called by the directors themselves, stating the agenda and the place of the meeting, in the place where the registered office is located.

Notices of call shall be sent by post, fax or e-mail to each of the directors at least two days before the date of the meeting. Notwithstanding the foregoing, the board may exceptionally be convened for reasons of urgency with sufficient notice to ensure that the notice is made known to all the members of the board so that they may meet. Furthermore, meetings not called with the aforementioned formality shall be valid when all the directors are present or represented, declare that they are informed of the matters to be dealt with on the agenda and unanimously decide to hold the corresponding meeting.

The Board of Directors shall be validly constituted when a majority of its members are present or represented at the meeting.

The representation on the Board must necessarily be by another director.

19.3 Universal advice

A meeting of the Board shall be validly convened without the need for prior notice when all the members of the Board have unanimously decided to constitute themselves into a Board of Directors and to hold the meeting.

19.5 Written and non-sectional advice

Votes in writing and without a meeting circulated among the directors shall be valid if no member of the Board objects to this procedure. In such a case, the meeting of the Board shall be deemed to be a single meeting held at the place of the registered office.

19.6 Videoconference and conference call meetings

Attendance at meetings of the Board of Directors may take place either at the place where the meeting is to be held or at other places connected to it by videoconferencing or telephone conference systems that allow for the recognition and identification of those attending, permanent communication between those attending, regardless of their location, as well as the intervention and issuing of the veto in real time.

The momentary interruption of communication due to technical problems shall not be understood as an interruption of communication provided that it is re-established within a maximum period of 20 minutes. If it is not re-established within this period, it shall be understood that the attendees by videoconference or telephone conference have ceased to be present for the purposes of the constitution and quorum of the Board of Directors. It is understood that there is communication in real time even if there is a certain delay in the image with respect to the voice.

The notice convening the Board of Directors shall indicate the possibility of attendance by videoconference or telephone conference, specifying the manner in which this is to be carried out.

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For the purpose of drawing up the list of attendees, the list shall be drawn up by a certifying officer under his faith.

ARTICLE 20. ADOPTION OF AGREEMENTS BY THE BOARDD

Resolutions shall be adopted by a simple majority of the members of the Board attending in person or by proxy, except in those cases in which the law requires different majorities, in which case the provisions of the law shall apply.

ARTICLE 21.-OFFICE OF THE BOARD AND DELEGATION OF POWERS

The Board shall appoint from among its members a President and, if it deems it appropriate, one or more Vice-Presidents who shall perform the same functions as the President in the latter’s absence.

The President shall direct the meetings, give the floor to the members of the Board, order the debates, determine the order of speakers and the motions for resolutions.

The Board shall freely appoint the person to fill the office of Secretary and, if it deems appropriate, a Deputy Secretary, who may be non-directors.

The certificates of the minutes and resolutions of the Board of Directors shall be issued by the Secretary or Vice-Secretary of the Board, where appropriate, with the approval of the President or Vice-President. The formalisation of the same and their notarisation shall be the responsibility of any of the members of the Board of Directors, as well as of the Secretary or Vice-Secretary thereof, even if they are not directors and, where appropriate, of the other persons provided for in article 108 of the Commercial Registry Regulations.

The Board of Directors may delegate its powers, except those which may not be delegated by law, in whole or in part, to one or more Managing Directors, without prejudice to the powers of attorney it may confer on any person, as well as revoke at any time the delegations or powers of attorney conferred, provided that it complies with the legal requirements.

Deputies may be appointed for the directors in the event that one or more of them cease to hold office for any reason.

TITLE IV

SEPARATION AND EXCLUSION OF MEMBERS

ARTICLE 22.- SEPARATION AND EXCLUSION OF MEMBERS

There shall apply to the separation and exclusion of shareholders the provisions of Title IX of the of Capital Companies Law.

TITLE V

FINANCIAL YEAR

ARTICLE 25.- FINANCIAL YEAR

The financial year shall coincide with the calendar year.

TITLE V

DISSOLUTION AND LIQUIDATION

ARTICLE 24.- DISSOLUTION AND LIQUIDATION

The company shall be dissolved for reasons provided for by law. The General Meeting may appoint liquidators or determine that the directors of the company shall be liquidators.

The general meeting shall also establish the rules governing their actions (jointly, jointly and severally or committee). In the absence of such designation, those who were administrators at the time of the dissolution shall become liquidators.

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[circular stamp:] PEDRO L. GUTIÉRREZ MORENO – NOTARY PUBLIC OF MADRID– [EMBLEM] – [LATIN TEXT]

The dissolved company shall retain its legal personality while the liquidation is being carried out. During that time, it shall add to its name the words “in liquidation”.

The liquidation quota payable to each member shall be in proportion to his share in the share capital. The liquidators may not pay the liquidation quota to the members without first paying the creditors the amount of their claims or without depositing it in a credit institution in the municipality in which the registered office is located.

[signature]

8

[logo:] OCP NOTARY OFFICE

[CENTRALISED BODY FOR THE PREVENTION OF MONEY LAUNDERING]

29 January 2025

Consultation List: NIFs revoked

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Name / Company name:	INTRUM HOLDING SPAIN SAU

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Document:	A86128147

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[circular stamp:] PEDRO L. GUTIÉRREZ MORENO – NOTARY PUBLIC OF MADRID– [EMBLEM] – [LATIN TEXT]

[logo:] Santander

BANCO SANTANDER, SA, Branch 2891 and in their name and on their behalf Ms. CONCEPCION LOPEZ RUBIO with DNI 5269769D and Ms. NATALIA AVILA GARCIA with DNI 11.798. in their capacity as authorised representatives,

HEREBY CERTIFY

That on 15 January 2025, for the purposes of the provisions of Article 62 of Legislative Royal Decree 1/2010, of 2 July, approving the revised text of the Capital Companies Act and article 189 of the Commercial Registry Regulations approved by Royal Decree 1784/1996, of 19 July, in this Office and in account no. 0049 2891 687 0001711 opened in the name of the Company INTRUM HOLDING SPAIN NEWCO S. L, (IN CONSTITUTION), has been entered by INTRUM HOLDING SPAIN S.A.U the amount of 3,000.-.euros (Three thousand euros), as they state, in concept of: CONTRIBUTION FOR THE CONSTITUTION OF THE COMPANY INTRUM HOLDING SPAIN NEWCO S.L.

And for the record and at the request of the interested parties, we hereby issue this document in Alcobendas on 15 January 2025.

BANCO SANTANDER, S.A	Banco Santander, S.A
P.P	15 JAN 2025
[signature]	0009 -2891 – Bruselas,
ALCOBENDAS

[Illegible]

Note: This certificate is valid for two months.

The contributor knows that the payment has been made into the company’s account, which can only be used by authorised persons.

[logo:] SPAIN	[logo:] Tax Agency	Telematic Service for NIF
– [illegible]		[tax ID] Requests from the
		General Council of Notaries	AEAT File no.
and the Spanish Tax
Administration Agency
[AEAT]

COMMUNICATION PROVIDING TAX IDENTIFICATION NUMBER

The present communication has been sent by the Spanish Tax Administration Agency. This document is only valid for the purpose of accrediting your tax registration number (NIF).

The tax registration number (NIF) listed in this communication may be checked in the electronic database of the Tax Agency (sede.agenciatributaria.gob.es), by accessing the section on notifications and document collection, using the electronic code as proof of submission of the NIF application that appears at the bottom.

The NIF assigned to you is provisional. You will shortly receive, at your tax address, in paper, the identification document for the ID card.

We would like to remind you that you are obliged to provide the required documentation for the assignment of the final NIF. Once the administrative procedures have been completed, the NIF will be sent to the company’s tax domicile.

You are required to include your NIF in all the documents of natural or tax nature that you issue as a consequence of carrying out your activity, as well as in all the self-assessments, declarations, notifications or registrations that you submit to the Tax Administration.

Provisional NIF

B75863480

Date of issue of the Provisional NIF	04/02/2025
Company name	INTRUM HOLDING SPAIN NEWCO, S.L.
Registered office	VIA DE LOS POBLADOS, 3 - 28033 Madrid (Madrid)
Fiscal address	VIA DE LOS POBLADOS, 3 - 28033 Madrid (Madrid)
Electronic code justifying the	6QHPQKWGAS2JK7N2
submission of the application for a
Provisional NIF
Number and date of the name of	194, 29/01/2025
the company incorporation
document

[circular stamp:] PEDRO L. GUTIÉRREZ MORENO – NOTARY PUBLIC OF MADRID– [EMBLEM] – [LATIN TEXT]

SIMPLE ELECTRONIC COPY